UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2017

UNILIFE CORPORATION

(Exact name of Registrant as Specified in Charter)

Delaware	001-34540	27-1049354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Cross Farm Lane, York, Pennsylvania	17406
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 384-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03. Bankruptcy or Receivership.

Filing for Creditor Protection

On April 12, 2017 (the “Petition Date”), Unilife Corporation (“Unilife”) and its U.S. subsidiaries (together with Unilife, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Court”) for relief under Chapter 11 (“Chapter 11”) of the United States Bankruptcy Code, as amended (the “Bankruptcy Code”). The Debtors have requested that the Chapter 11 cases be jointly administered under the caption “In re: Unilife Corporation, et al.” (the “Chapter 11 Cases”).  The Debtors continue to operate their business as “debtors-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court. Unilife and its subsidiaries are referred to herein as the “Company.”

The Debtors intend to promptly seek the necessary relief from the Court to insure a smooth transition into Chapter 11 and to continue operating their businesses in the ordinary course under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court.

Restructuring and Section 363 Sale Process

The Debtors will pursue a competitive process pursuant to bidding procedures to be approved by the Court, seeking qualified bids for a sale at auction of all or substantially all of the Debtors’ assets pursuant to Section 363 of the Bankruptcy Code (the “Sale”) while at the same time leaving open and pursuing the option of a balance sheet restructuring of their debt and equity.

Debtor-in-Possession Financing

The Debtors have reached agreement with ROS Acquisition Offshore LP (“ROS”), an affiliate of OrbiMed Advisors, on a term sheet pursuant to which ROS would provide a debtor-in-possession financing facility (the “DIP Facility”) to provide liquidity and to support the Debtors’ continued operations during the pendency of the Chapter 11 Cases.  The effectiveness of the DIP Facility is subject to the entry and effectiveness of an order of the Court approving the DIP Facility and certain customary conditions precedent (the “Conditions”) including, without limitation, the execution of customary definitive documentation and delivery of closing documents, and ROS’ satisfaction with, in its sole and absolute discretion, the DIP Facility, any DIP loan documents and the transactions contemplated thereby.

As contemplated by the term sheet, the DIP Facility is a senior secured priming superpriority debtor-in-possession credit facility in a maximum principal amount of $7.5 million (the “Total Commitment”) consisting of:

(i)	A term loan commitment in a maximum principal amount of $1 million, which would be available upon entry of an interim order of the Court approving the DIP Facility; and

(ii)

A term loan commitment in a maximum principal amount of $6.5 million, which would be available upon entry of a final order of the Court approving the DIP facility (the date of entry of such final order, the “Final Order Date”) in three tranches, with the first advance on the date that is three (3) business days after the Final Order Date and the second and third advances on or about June 1, 2017 and June 30, 2017.

Interest on the DIP Financing would be payable monthly in cash in arrears at a rate of 10% per year, or at 13% per year following termination of the DIP Facility or while any event of default specified under the DIP Facility (“Event of Default”) has occurred and is continuing.

As contemplated by the term sheet, the maturity date of the DIP Facility is defined as the earliest of the following: (i) July 15, 2017, (ii) the date that is 35 days after the Petition Date if the Court’s final order approving the DIP Facility has not been entered by such date, (iii) the closing date of the Sale, (iv) the date of an acceleration of the Debtors’ DIP obligations due to the occurrence of an Event of Default (subject to any right to cure, if such Event of Default provides for a cure period and is capable of cure), (v) the date of the appointment of a Chapter 11 trustee or an examiner with expanded powers in any of the Chapter 11 Cases, (vi) the date of the conversion of any of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code, (vii) the date of the dismissal of any of the Chapter 11 Cases, (viii) the effective date of any Debtor’s plan of reorganization in the Chapter 11 Cases that has been confirmed by an order of the Court, and (ix) the date of the repayment in full of the DIP Facility and the termination of the commitments thereunder.

Subject to limited exceptions, the Debtor’s obligations under the DIP Facility are expected to be secured by all pre-petition and post-petition assets of the Debtors and are guaranteed by Unilife’s Australian subsidiaries.

Unilife anticipates that it will file with the Securities and Exchange Commission any term sheet executed by the Debtors relating to the DIP Facility following the receipt of interim approval of such term sheet by the Court and satisfaction of the Conditions.

Item 2.04.Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The disclosure under Item 1.03 of this Current Report is incorporated herein by reference.

The Chapter 11 Filings constituted an event of default under the Credit Agreement dated March 12, 2014 (as amended from time to time, the “Credit Agreement”) by and between Unilife Medical Solution, Inc. (the “Borrower”), a wholly owned subsidiary of Unilife, and ROS.  In addition, the Borrower’s failure, as of April 7, 2017, to maintain at least $3,000,000 of unrestricted cash and cash equivalents constituted an event of default under the Credit Agreement.  Under the terms of the Credit Agreement, upon the Chapter 11 Filings, the outstanding principal and accrued and unpaid interest to date, in the aggregate amount of approximately $86.7 million became immediately due and payable.

The Chapter 11 Filings also constituted an event of default under each of the 6% Senior Secured Convertible Notes that Unilife issued to Amgen, Inc. (“Amgen”) on February 22, 2016, October 24, 2016, and December 20, 2016 (collectively, the “Notes”) in an aggregate amount of $45.6 million.  Under the terms of the Notes, upon the Chapter 11 Filings, the outstanding principal and accrued and unpaid interest to date, in the aggregate amount of approximately $45.7 million became immediately due and payable.

These events of default could also result in ROS or Amgen or Unilife’s other secured lenders enforcing their security interests in assets of Unilife and/or its U.S. and Australian subsidiaries, as applicable, and taking other actions against such entities.

Under the Bankruptcy Code, any remedies that may exist related to the events of default described above are stayed, under Section 362 of the Bankruptcy Code.

Item 7.01 Regulation FD Disclosure.

Additional information on the Chapter 11 Cases, including access to documents filed with the Court and other general information about the Chapter 11 Cases, is available at: http://www.omnimgt.com/unilife.

The information in Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange  Act”), or otherwise subject to the liabilities of such section.  The information in Item 7.01 of this Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Item 8.01 Other Events.

On April 12, 2017, Unilife issued a press release announcing the Chapter 11 Cases and the DIP Facility.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.

99.1Press Release, dated April 12, 2017.

Forward-Looking Statements

This report contains forward-looking statements. All statements that address operating performance, events or developments that the Company expects or anticipates may or will occur in the future are forward-looking statements. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to the Company’s management. The Company’s management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from the Company’s historical experience and the Company’s present expectations or projections. These risks and uncertainties include, but are not limited to, those described in “Item 1A. Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K, those described from time to time in other reports which the Company files with the U.S. Securities and Exchange Commission, and other risks and uncertainties, including that the term sheet may not be approved by the Court or may not be approved on terms substantially consistent with those contemplated herein; that the Conditions may not be satisfied; that the DIP Financing may be inadequate; that the Company may be unable to enter into definitive documentation with respect to the DIP Facility; the Company’s ability to obtain Court approval with respect to motions and actions in connection with a plan of reorganization in the Chapter 11 Cases; the Company’s ability to operate its business during the pendency of the Chapter 11 Cases; the effects of the filing of the Chapter 11 Case on the Company’s business operations and the upon the interests of various creditors and stockholders; the length of time the Company will operate as a debtor in possession in the Chapter 11 Cases; risks associated with motions and other actions that third parties may take in the Chapter 11 Cases, which may interfere with the Company’s ability to develop, secure approval of, and consummate a plan of reorganization; and the potential adverse effects of the Chapter 11 Cases on the Company’s financial condition, business operations, customers and potential customers, employees, liquidity, and results of operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Unilife Corporation

Date: April 12, 2017	By:	/s/ John Ryan
Name: John Ryan
Title: President and Chief Executive Officer